SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

EVANS & SUTHERLAND COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000
(Registrant's telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Evans & Sutherland Computer Corporation (the "Company") held its 2016 Annual Meeting of Shareholders on May 26, 2016. The matters voted upon at the meeting included the election of three directors, the ratification of the Company's independent registered public accounting firm for 2016, and an advisory vote on executive compensation. The votes cast with respect to these matters were as follows:

Proposal 1: Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
David H. Bateman	6,274,607	13,738	3,382,965
L. Tim Pierce	5,848,015	440,330	3,382,965
William E. Stringham	5,848,203	440,142	3,382,965

Proposal 2: Ratification of Tanner LC as the independent registered public accounting firm for 2016:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
9,663,791	5,480	2,039	0

Proposal 3: Approve, on a non-binding discretionary basis, the compensation paid to the Company's named executive officers:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
5,685,526	524,856	77,963	3,382,965

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016	EVANS & SUTHERLAND COMPUTER CORPORATION By: /s/ Paul L. Dailey Name: Paul L. Dailey Its: Chief Financial Officer and Corporate Secretary